Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

AsiaFIN Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Shares of common stock, par value $0.0001 per share	457(o)	—	—	$1,500,002.00	(2)	0.00013810	$207.15
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share	457(o)	—	—	10,000,000.00		0.00015310	1,531.00

	Total Offering Amounts					$11,500,002.00			$1,738.15
	Total Fees Previously Paid								1,531.00
	Total Fee Offsets								—
	Net Fee Due								$207.15

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes common stock that may be issued upon exercise of a 45-day option granted to the representative of the several underwriters solely to cover over-allotments, if any.